EXHIBIT 10.63

CONFIDENTIAL TREATMENT REQUESTED BY EXIDE TECHNOLOGIES—CONFIDENTIAL

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY

FILED WITH THE COMMISSION.

[LETTERHEAD]

March 27, 2012

Re: 2012 Performance Unit Grant

Dear Phillip Damaska:

Exide Technologies (the “Company”) is pleased to inform you that, pursuant to the Company’s 2009 Stock Incentive Plan (the “Plan”), you have been granted 397,000 Performance Units (“Performance Units”) by the Compensation Committee (“Committee”) of the Board of Directors (the “Board”) as of the date hereof, with each such Performance Unit being equal in value to $1.00. You will receive separate award agreements for any restricted stock or restricted stock unit awards that you have also been granted as of the same date.

This award letter (this “Agreement”) sets forth the terms of the Performance Units. However, please note that the Performance Units are also subject to the terms of the Plan, as interpreted by the Committee in its full discretion. Furthermore, this Agreement in no way guarantees that you will receive any payment pursuant to the Performance Units under the Plan. Any terms not defined in this Agreement will have the meaning ascribed to them in the Plan. The Performance Units are intended to constitute qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

General Terms

Your right to receive a cash payment pursuant to the Performance Units is contingent upon the achievement of certain Management Objectives, which are described in detail below. The achievement of the Management Objectives will be measured during the period from April 1, 2012 through March 31, 2015 (the “Performance Period”).

Management Objective

The Management Objectives for the Performance Period are based on the achievement of performance goals relating to (i) the Company’s operating income (“OI”) (as defined below) for the Performance Period (the “OI Performance Metric”), and (ii) relative total shareholder return for the Performance Period (“Relative TSR Performance Metric”) (collectively, the “Performance Metrics”).

As further described below, if minimum thresholds are met with respect to both of the Performance Metrics, you will receive a cash payment in U.S. dollars pursuant to at least a portion of the Performance Units. Fifty percent (50%) of the Performance Units will be subject to the OI Performance Metric and the remaining fifty-percent (50%) of the Performance Units will be subject to the Relative TSR Performance Metric.

CONFIDENTIAL TREATMENT REQUESTED BY EXIDE TECHNOLOGIES—CONFIDENTIAL

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY

FILED WITH THE COMMISSION.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, the manner in which it conducts business, or other events or circumstances render the Management Objective to be unsuitable, the Committee may modify the Management Objective or the related levels of achievement, in whole or in part, as the Committee deems appropriate; provided, however, that no such action will be made in the case of a Covered Employee where such action may result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

Payment of Performance Units

You will receive a cash payment pursuant to the Performance Units for the Performance Period only if payment is otherwise permitted under the terms of the Plan and the Board (or Committee, in the case of Covered Employees) has certified that the Management Objectives have been satisfied. You will receive any cash payment pursuant to the Performance Units that you have earned under this Agreement within 90 days after March 31, 2015 (the “Payment Date”), unless your Continuous Service with the Company or one of its subsidiaries terminates on account of your death or disability or in connection with a Change in Control prior to the end of the Performance Period, in which such case you will receive payment, if any, in accordance with the terms set forth below under the heading “Effect of Early Termination on the Performance Units.”

Earning of Performance Units—Operating Income

Provided that you remain in Continuous Service through the end of the Performance Period, the actual number of Performance Units that you will earn at the end of the Performance Period that are attributable to the OI Performance Metric will be determined in accordance with the performance matrix set forth on Exhibit A to this Agreement. Pursuant to the matrix, you will receive up to 150% of your Performance Units that are attributable to the OI Performance Metric at the end of the Performance Period if the OI at the end of the Performance Period equals or exceeds the threshold amount ($ ***) (the “OI Threshold Amount”) as set forth on Exhibit A. If the OI at the end of the Performance Period is greater than the OI Threshold Amount, but less than the target amount (the “OI Target Amount”) and is not expressly stated on Exhibit A, then each additional $ *** improvement in performance will result in approximately a 1% increase in the number of Performance Units earned above the OI Threshold Amount until the OI Target Amount is reached. If the OI at the end of the Performance Period is greater than the OI Target Amount, but less than the maximum amount ($ ***) (the “OI Maximum Amount”) and is not expressly stated on Exhibit A, then each additional $ *** improvement in performance will result in approximately a 1% increase in the number of Performance Units earned above the OI Target Amount until the OI Maximum Amount is reached. No additional Performance Units will be earned if performance exceeds the OI Maximum Amount.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

CONFIDENTIAL TREATMENT REQUESTED BY EXIDE TECHNOLOGIES—CONFIDENTIAL

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY

FILED WITH THE COMMISSION.

For purposes of this award, OI is defined as net sales of the Company less the sum of cost of sales, selling and administrative expenses and restructuring and impairment charges, and excluding the impact of currency exchange.

Earning of Performance Units—Relative TSR

Provided that the OI Trigger, which is defined as $ *** in net sales of the Company reduced by cost of sales, restructuring and impairment charges and further reduced by the sum of all selling, administrative and research, development and engineering expenses and excluding foreign currency translation (the “OI Trigger”), has been achieved at the end of the Performance Period and you remain in Continuous Service through the end of the Performance Period, the actual number of Performance Units that you will earn at the end of the Performance Period that are attributable to the Relative TSR Performance Metric will be determined in accordance with the performance matrix set forth on Exhibit B to this Agreement. Pursuant to the matrix, you will receive up to 150% of your Performance Units that are attributable to the Relative TSR Performance Metric at the end of the Performance Period if the Relative TSR at the end of the Performance Period equals or exceeds the threshold amount (25th percentile) (the “Relative TSR Threshold Amount”) as set forth on Exhibit B. If the Relative TSR at the end of the Performance Period is greater than the Relative TSR Threshold Amount, but less than the target amount (50th percentile) (the “Relative TSR Target Amount”) and is not expressly stated on Exhibit B, then each whole 1% improvement in performance will result in approximately a 3% increase in the number of Performance Units earned above the Relative TSR Threshold Amount until the Relative TSR Target Amount is reached. If the Relative TSR at the end of the Performance Period is greater than the Relative TSR Target Amount, but less than the maximum amount (75th percentile) (the “Relative TSR Maximum Amount”) and is not expressly stated on Exhibit B, then each whole 1% improvement in performance will result in approximately a 2% increase in the number of Performance Units earned above the Relative TSR Target Amount until the Relative TSR Maximum Amount is reached. No additional Performance Units will be earned if performance exceeds the Relative TSR Target Amount. Furthermore, if the OI Trigger is not achieved at the end of the Performance Period, you will not receive any Performance Units under the Relative TSR Performance Metric.

For purposes of this award, Relative TSR will be based on the difference between the Beginning Stock Price (as defined below) and the Ending Stock Price (as defined below) relative to the performance of the Russell 2000®, plus the amount per share of any cash dividends paid by the Company during the Performance Period. The term “Beginning Stock Price” means the average closing price of a share of the Company’s Common Stock for the 20 consecutive trading days immediately preceding, but not including, April 1, 2012 as reported by the online edition of The Wall Street Journal on the NASDAQ Global Market, or as reported by such other source as the Committee may approve. The term “Ending Stock Price” means the average closing price of a share of the Company’s Common Stock for the 20 consecutive trading days immediately preceding, but not including, the last day of the Performance Period as reported by the online edition of The Wall Street Journal on the NASDAQ Global Market, or as reported by such other source as the Committee may approve.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

CONFIDENTIAL TREATMENT REQUESTED BY EXIDE TECHNOLOGIES—CONFIDENTIAL

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY

FILED WITH THE COMMISSION.

Effect of Early Termination on the Performance Units

Death

If your Continuous Service terminates early on account of your death prior to the end of the Performance Period, the amount of the cash payment that your beneficiary will receive pursuant to the Performance Units, if any, will be determined in accordance with Exhibits A and B attached hereto and will be paid to your designated beneficiary on the Payment Date. However, the amount of the cash payment will be pro-rated for the period starting on the date hereof and ending on the last day of the month in which your Continuous Service is terminated on account of your death.

Disability

If your Continuous Service terminates early on account of your disability prior to the end of the Performance Period, the amount of the cash payment that you will receive pursuant to the Performance Units, if any, will be determined in accordance with Exhibits A and B attached hereto and will be paid on the Payment Date. However, the amount of the cash payment will be pro-rated for the period starting on the date hereof and ending on the last day of the month in which your Continuous Service is terminated on account of your disability.

Change in Control

In the event your Continuous Service is terminated by the Company for any reason other than Cause or by you for Good Reason (as defined below) on or within twelve (12) months after a Change in Control, the amount of the cash payment that you will receive pursuant to the Performance Units, if any, will be determined in accordance with Exhibits A and B attached hereto. However, in order to determine the number of Performance Units earned pursuant to both Performance Metrics, the Performance Metrics will be measured as of the last day of the month in which your Continuous Service is terminated in connection with the Change in Control instead of the last day of the Performance Period. Any Performance Units earned on the date your Continuous Service is terminated in connection with a Change in Control will be delivered as soon as practicable, and in all events within 30 days, following the date your Continuous Service is terminated in connection with a Change in Control; provided, however, that if the termination of Continuous Service is not a “separation of service” as defined under Section 409A of the Code, payment will be made to you within 30 days following the earlier of (i) the Payment Date or (ii) the date of your “separation of service” with the Company (determined in accordance with Section 409A of the Code); further, provided, that if the date of payment is determined by reference to the date of your “separation of service” with the Company (determined in accordance with Section 409A of the Code) or the Change in Control does not constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company, within the meaning of Section 409A of the Code, and you are considered a “specified employee” for the purposes of Section 409A of the Code, payment will be made within 30 days of the first business day of the seventh month after the date of your “separation of service” with the Company (determined in accordance with Section 409A of the Code).

CONFIDENTIAL TREATMENT REQUESTED BY EXIDE TECHNOLOGIES—CONFIDENTIAL

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY

FILED WITH THE COMMISSION.

For purposes of this Agreement, the term “Good Reason” shall mean (i) a material diminution in your authority, duties or responsibilities, (ii) a relocation of the office at which you provide services to the Company or a Subsidiary to a location more than fifty (50) miles from its current location; or (iii) any material breach of an employment agreement, if any, that is in effect at any time between you and the Company.

Before a termination will constitute a termination for Good Reason, you must give the Company a Notice of Good Reason within ninety (90) calendar days following the occurrence of the event that constitutes Good Reason. Failure to provide such Notice of Good Reason within such 90-day period shall be conclusive proof that you shall not have Good Reason to terminate employment.

Good Reason shall exist only if (A) the Company fails to remedy the event or events constituting Good Reason within thirty (30) calendar days after receipt of the Notice of Good Reason from you and (B) you terminate you employment within sixty (60) days after the end of the period set forth in clause (A) above. If you determine that Good Reason for termination exists and timely file a Notice of Good Reason, such determination shall be presumed to be true and the Company will have the burden of proving that Good Reason does not exist.

For purposes of this Agreement, “Notice of Good Reason” means a written notice by you to the Company which sets forth in reasonable detail the specific reason for a termination of employment for Good Reason and the facts and circumstances claimed to provide a basis for such termination and is provided to the Company in accordance with the terms set forth above.

Other Terminations

If your Continuous Service with the Company or any subsidiary is voluntarily or involuntarily terminated during the Performance Period for any reason other than your death or disability, or in connection with a Change in Control, you will forfeit your entire Performance Unit Award.

If there is a conflict between these termination provisions and the termination provisions of the Plan, the terms of the Plan shall govern.

Taxes and Withholding

To the extent that the Company is required to withhold any federal, state, local or foreign taxes in connection with any cash payment made pursuant to the Performance Units, the Company shall withhold such amounts from such payment.

Please contact Timothy Resh at extension (678) 566-9664 if you have any questions about the Plan or the Program.

Very truly yours,

By: Carla Chaney
EVP Human Resources

CONFIDENTIAL TREATMENT REQUESTED BY EXIDE TECHNOLOGIES—CONFIDENTIAL

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY

FILED WITH THE COMMISSION.

The undersigned hereby accepts the terms of this Award Agreement and the Plan.

/s/ Phillip Damaska
Phillip Damaska

CONFIDENTIAL TREATMENT REQUESTED BY EXIDE TECHNOLOGIES—CONFIDENTIAL

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY

FILED WITH THE COMMISSION.

Exhibit A

Performance Units Earned—OI

OI	% of Award Earned
Less than $ ***	0%
$ ***	50%
$ ***	62.5%
$ ***	75%
$ ***	87.5%
$ ***	100%
$ ***	112.5%
$ ***	125%
$ ***	137.5%
$ *** or greater	150%

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

CONFIDENTIAL TREATMENT REQUESTED BY EXIDE TECHNOLOGIES—CONFIDENTIAL

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY

FILED WITH THE COMMISSION.

Exhibit B

Performance Units Earned—Relative TSR

Percentile Rank Relative to Russell 2000®	% of Award Earned
Less than 25	0%
25	25%
30	40%
35	55%
40	70%
45	85%
50	100%
55	110%
60	120%
65	130%
70	140%
75 or greater	150%